Exhibit 16

Jack Olesk, CPA
270 North Canon Drive
Suite 203
Beverly Hills, Ca.  90210


United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20559


         Re:      Integrated Communication Networks, Inc.

Ladies and Gentlemen:

         I was previously principal accountant for Integrated Communication Networks, Inc. for the fiscal years ended December 31, 1997 and 1998. On June 10, 1999, my appointment as principal accountant was terminated. I have read Integrated Communication Networks, Inc.'s statements included under Item 4 of its Form 8-K dated February 24, 2000 and I agree with such statements, except that I am not in a position to agree or disagree with their statement that they did not consult with Mendoza Berger Company, LLP in connection with any of the matters listed in Regulation S-K Item 304(a)(2).

Very truly yours,



/S/ Jack Olesk, CPA
March 1, 2000
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Brad Haynes, CPA
10877 Wilshire Blvd.
Suite 603
Los Angeles, CA  90024

United States Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20559


         Re:      Integrated Communication Networks, Inc.

Ladies and Gentlemen:

         I was previously principal accountant for Integrated Communication Networks, Inc. for the six months ended June 30, 1999. In addition, I was previously principal accountant for phoneXchange, Inc. for the fiscal year ended December 31, 1998. On February 24, 2000, my appointment as principal accountant was terminated. I have read Integrated Communication Networks, Inc.'s statements included under Item 4 of its Form 8-K dated February 24, 2000 and I agree with such statements, except that I am not in a position to agree or disagree with their statement that they did not consult with Mendoza Berger Company, LLP in connection with any of the matters listed in Regulation S-K Item 304(a)(2).

Very truly yours,



/S/ Brad Haynes, CPA
March 1, 2000